Exhibit 99.1

FOR IMMEDIATE RELEASE

Institutional Investors:
Peter Sands
W. P. Carey Inc.
212-492-1110
institutionalir@wpcarey.com

Individual Investors:
W. P. Carey Inc.
212-492-8920
ir@wpcarey.com

Press Contact:
Guy Lawrence
Ross & Lawrence
212-308-3333
gblawrence@rosslawpr.com

W. P. Carey Inc. Announces Third Quarter 2017 Financial Results

New York, NY – November 3, 2017 – W. P. Carey Inc. (NYSE: WPC) (W. P. Carey or the Company), an internally-managed net lease real estate investment trust, today reported its financial results for the third quarter ended September 30, 2017.

Total Company

•	Net income attributable to W. P. Carey of $80.3 million, or $0.74 per diluted share

•	AFFO of $148.2 million, or $1.37 per diluted share

•	2017 AFFO guidance range raised and narrowed to $5.25 to $5.35 per diluted share

•	Quarterly cash dividend raised to $1.005 per share, equivalent to an annualized dividend rate of $4.02 per share

Business Segments

Owned Real Estate

•	Segment net income attributable to W. P. Carey of $56.5 million

•	Segment AFFO of $116.3 million, or $1.07 per diluted share

•	Commenced expansion and build-to-suit projects for an expected total investment of $83.0 million

•	Gross disposition proceeds totaling $59.6 million

•	Portfolio occupancy of 99.8%

Investment Management

•	Segment net income attributable to W. P. Carey of $23.8 million

•	Segment AFFO of $31.9 million, or $0.30 per diluted share

•	Assets under management of $13.2 billion

•	Management of BDC transitioned to Guggenheim Partners

•	Completed wind-down of Carey Financial

W. P. Carey Inc. 9/30/2017 Earnings Release 8-K – 1

MANAGEMENT COMMENTARY

"We reported solid third quarter results, generating AFFO of $1.37 per diluted share, and raised our full year 2017 guidance range to between $5.25 and $5.35 per diluted share," said Mark J. DeCesaris, Chief Executive Officer of W. P. Carey. “Our revenue mix continues to move towards more stable, recurring income streams and our results continue to benefit from both a lower weighted-average cost of debt and the enhancements we have made to our cost structure. Along with our strategic shift towards focusing exclusively on net lease investing for our owned portfolio, these initiatives lay the foundation for W. P. Carey's continued growth under Jason Fox's leadership, when he assumes the role of CEO in January, as we announced earlier today.”

QUARTERLY FINANCIAL RESULTS

As previously announced, as a result of its decision to exit all non-traded retail fundraising activities, the Company revised its segment presentation recognizing equity income earned through its ownership interests in the Managed REITs and its special member interests in the operating partnerships of the Managed REITs within its Investment Management segment. Prior to the 2017 second quarter, these items were recognized within its Owned Real Estate segment. For purposes of comparability, segment financial statements for all periods presented have been revised to reflect this change.

Revenues

•
Total Company: Revenues excluding reimbursable costs (net revenues) for the 2017 third quarter totaled $199.1 million, down 2.5% from $204.2 million for the 2016 third quarter, due to lower net revenues from both Owned Real Estate and Investment Management.

•
Owned Real Estate: Owned Real Estate net revenues for the 2017 third quarter were $171.2 million, down 1.3% from $173.5 million for the 2016 third quarter, due primarily to lower lease revenues resulting from property dispositions, which more than offset additional lease revenues from property acquisitions and rent escalations, and a stronger euro relative to the U.S. dollar.

•
Investment Management: Investment Management net revenues for the 2017 third quarter were $28.0 million, down 8.5% from $30.6 million for the 2016 third quarter, due primarily to lower structuring revenues and lower dealer manager fees, which more than offset higher asset management fees resulting from growth in assets under management.

Net Income Attributable to W. P. Carey

•
Net income attributable to W. P. Carey for the 2017 third quarter was $80.3 million, down 27.6% compared to $110.9 million for the 2016 third quarter, due primarily to a lower aggregate gain on sale of real estate.

Adjusted Funds from Operations (AFFO)

•
AFFO for the 2017 third quarter was $1.37 per diluted share, up 2.2% from $1.34 per diluted share for the 2016 third quarter, due primarily to lower interest expense and higher distributions of available cash from the Company’s interests in the Managed REITs, which were partly offset by lower net revenues from Investment Management and lower lease revenues.

Note: Further information concerning AFFO, a non-GAAP supplemental performance metric, is presented in the accompanying tables and related notes.

Dividend

•
As previously announced, on September 20, 2017, the Company’s Board of Directors declared a quarterly cash dividend of $1.005 per share, equivalent to an annualized dividend rate of $4.02 per share. The dividend was paid on October 16, 2017 to stockholders of record as of October 2, 2017.

W. P. Carey Inc. 9/30/2017 Earnings Release 8-K – 2

AFFO GUIDANCE

•	The Company has raised and narrowed its AFFO guidance range for the 2017 full year to between $5.25 and $5.35 per diluted share.

Note: The Company does not provide guidance on net income. The Company only provides guidance on AFFO and does not provide a reconciliation of this forward-looking non-GAAP guidance to net income due to the inherent difficulty in quantifying certain items necessary to provide such reconciliation as a result of their unknown effect, timing and potential significance. Examples of such items include impairments of assets, gains and losses from sales of assets and depreciation and amortization from new acquisitions.

OWNED REAL ESTATE

Investments

•
During the 2017 third quarter, the Company did not complete any investments for its Owned Real Estate portfolio. Total investment activity for the nine months ended September 30, 2017 was $63.6 million.

•
During the 2017 third quarter, the Company commenced four expansion projects with existing tenants and one build-to-suit project, for an expected total investment of approximately $83.0 million, which are expected to be completed over the next 12 months.

Dispositions

•
During the 2017 third quarter, the Company disposed of five properties for total gross proceeds of $59.6 million, bringing total dispositions for the nine months ended September 30, 2017 to $132.5 million.

Composition

•
As of September 30, 2017, the Company’s Owned Real Estate portfolio consisted of 890 net lease properties, comprising 85.9 million square feet leased to 211 tenants, and two hotel operating properties. As of that date, the weighted-average lease term of the net lease portfolio was 9.5 years and the occupancy rate was 99.8%.

INVESTMENT MANAGEMENT

•
W. P. Carey is the advisor to CPA®:17 – Global and CPA®:18 – Global (the CPA® REITs), Carey Watermark Investors Incorporated (CWI 1) and Carey Watermark Investors 2 Incorporated (CWI 2) (the CWI REITs, and together with the CPA® REITs, the Managed REITs), and Carey European Student Housing Fund I, L.P. (CESH I, and together with the Managed REITs, the Managed Programs).

Management of BDC Transitioned to Guggenheim Partners

•
During the 2017 third quarter, the Company resigned as the advisor to its business development company (BDC) fund, Carey Credit Income Fund (CCIF). On October 20, 2017, the shareholders of CCIF approved the appointment of CCIF’s former subadvisor, Guggenheim Partners Investment Management, LLC, which had been acting as interim advisor, as sole advisor.

Acquisitions

•
During the 2017 third quarter, the Company structured new investments on behalf of the Managed Programs totaling $484.1 million, primarily related to the CWI REITs and CESH I, bringing total investment volume on behalf of the Managed Programs for the nine months ended September 30, 2017 to $1.1 billion.

W. P. Carey Inc. 9/30/2017 Earnings Release 8-K – 3

Assets Under Management

•	As of September 30, 2017, the Managed Programs had total assets under management of approximately $13.2 billion, up 8.2% from $12.2 billion as of September 30, 2016.

* * * * *

Supplemental Information

The Company has provided supplemental unaudited financial and operating information regarding the 2017 third quarter, including a description of non-GAAP financial measures and reconciliations to GAAP measures, in a Current Report on Form 8-K filed with the Securities and Exchange Commission (SEC) on November 3, 2017.

* * * * *

Live Conference Call and Audio Webcast Scheduled for 10:00 a.m. Eastern Time
Please call to register at least 10 minutes prior to the start time.

Date/Time: Friday, November 3, 2017 at 10:00 a.m. Eastern Time
Call-in Number: 1-877-465-1289 (US) or +1-201-689-8762 (international)

Audio Webcast: www.wpcarey.com/earnings

Audio Webcast Replay

An audio replay of the call will be available at www.wpcarey.com/earnings.

* * * * *

W. P. Carey Inc.

W. P. Carey Inc. is a leading internally-managed net lease REIT that provides long-term sale-leaseback and build-to-suit financing solutions primarily for companies in the U.S. and Europe. At September 30, 2017, the Company had an enterprise value of approximately $11.4 billion. In addition to its owned portfolio of diversified global real estate, W. P. Carey manages a series of investment programs with assets under management of approximately $13.2 billion. Its corporate finance-focused credit and real estate underwriting process is a constant that has been successfully leveraged across a wide variety of industries and property types. Furthermore, its portfolio of long-term leases with creditworthy tenants has an established history of generating stable cash flows, enabling it to deliver consistent and rising dividend income to investors for over four decades.
www.wpcarey.com

* * * * *

W. P. Carey Inc. 9/30/2017 Earnings Release 8-K – 4

Cautionary Statement Concerning Forward-Looking Statements

Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief, or expectations of W. P. Carey and can be identified by the use of words such as “may,” “will,” “should,” “would,” “assume,” “outlook,” “seek,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast” and other comparable terms. These forward-looking statements include, but are not limited to, the statements made by Mr. DeCesaris, including statements regarding our operational efficiencies and enhanced cost structure; weighted-average lease term, criticality, yields, and occupancy rate of our owned real estate and other portfolio characteristics; growth in assets under management; the acquisition environment and our risk-reward criteria, including the impact of such factors on the types of investments we make and whether they are accretive; annualized dividends and payout ratio; disposition and capital recycling plans, and the intended results thereof; our access to capital markets, as well as our financing activities, cost of debt and interest expense levels; adjusted funds from operations coverage and guidance, including underlying assumptions, such as the timing of acquisitions and dispositions and the impact thereof, and current trends; our revenue mix and the stability and recurring nature of our income streams, as well as the benefits and results of our strategic shift towards focusing exclusively on net lease investing for our Owned Portfolio; and anticipated future financial and operating performance and results, including underlying assumptions and estimates of growth. These statements are based on the current expectations of the management of W. P. Carey. It is important to note that W. P. Carey’s actual results could be materially different from those projected in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of W. P. Carey. Discussions of some of these other important factors and assumptions are contained in W. P. Carey’s filings with the SEC and are available at the SEC’s website at http://www.sec.gov, including Item 1A. Risk Factors in W. P. Carey’s Annual Report on Form 10-K for the year ended December 31, 2016. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, W. P. Carey does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

* * * * *

W. P. Carey Inc. 9/30/2017 Earnings Release 8-K – 5

W. P. CAREY INC.
Consolidated Balance Sheets (Unaudited)
(in thousands, except share and per share amounts)

	September 30, 2017	December 31, 2016
Assets
Investments in real estate:
Land, buildings and improvements (a)	$5,429,239	$5,285,837
Net investments in direct financing leases	717,184	684,059
In-place lease and other intangible assets	1,204,770	1,172,238
Above-market rent intangible assets	639,140	632,383
Assets held for sale (b)	10,596	26,247
Investments in real estate	8,000,929	7,800,764
Accumulated depreciation and amortization (c)	(1,249,024)	(1,018,864)
Net investments in real estate	6,751,905	6,781,900
Equity investments in the Managed Programs and real estate (d)	327,598	298,893
Cash and cash equivalents	169,770	155,482
Due from affiliates	154,336	299,610
Other assets, net	287,481	282,149
Goodwill	643,321	635,920
Total assets	$8,334,411	$8,453,954

Liabilities and Equity
Debt:
Unsecured senior notes, net	$2,455,383	$1,807,200
Unsecured term loans, net	382,191	249,978
Unsecured revolving credit facility	224,213	676,715
Non-recourse mortgages, net	1,253,051	1,706,921
Debt, net	4,314,838	4,440,814
Accounts payable, accrued expenses and other liabilities	255,911	266,917
Below-market rent and other intangible liabilities, net	116,980	122,203
Deferred income taxes	86,581	90,825
Distributions payable	109,187	107,090
Total liabilities	4,883,497	5,027,849
Redeemable noncontrolling interest	965	965

Preferred stock, $0.001 par value, 50,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 450,000,000 shares authorized; 106,897,515 and 106,294,162 shares, respectively, issued and outstanding	107	106
Additional paid-in capital	4,429,240	4,399,961
Distributions in excess of accumulated earnings	(1,017,901)	(894,137)
Deferred compensation obligation	46,711	50,222
Accumulated other comprehensive loss	(229,581)	(254,485)
Total stockholders’ equity	3,228,576	3,301,667
Noncontrolling interests	221,373	123,473
Total equity	3,449,949	3,425,140
Total liabilities and equity	$8,334,411	$8,453,954
________

(a)	Includes $82.1 million and $81.7 million of amounts attributable to operating properties as of September 30, 2017 and December 31, 2016, respectively.

(b)
At September 30, 2017, we had one property classified as Assets held for sale. At December 31, 2016, we had one property classified as Assets held for sale, which was sold during the nine months ended September 30, 2017.

(c)
Includes $593.9 million and $484.4 million of accumulated depreciation on buildings and improvements as of September 30, 2017 and December 31, 2016, respectively, and $655.1 million and $534.4 million of accumulated amortization on lease intangibles as of September 30, 2017 and December 31, 2016, respectively.

(d)
Our equity investments in the Managed Programs totaled $187.6 million and $160.8 million as of September 30, 2017 and December 31, 2016, respectively. Our equity investments in real estate joint ventures totaled $140.0 million and $138.1 million as of September 30, 2017 and December 31, 2016, respectively.

W. P. Carey Inc. 9/30/2017 Earnings Release 8-K – 6

W. P. CAREY INC.
Quarterly Consolidated Statements of Income (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	September 30, 2017	June 30, 2017	September 30, 2016
Revenues
Owned Real Estate:
Lease revenues	$161,511	$158,255	$163,786
Operating property revenues	8,449	8,223	8,524
Reimbursable tenant costs	5,397	5,322	6,537
Lease termination income and other	1,227	2,247	1,224
	176,584	174,047	180,071
Investment Management:
Asset management revenue	17,938	17,966	15,978
Structuring revenue	9,817	14,330	12,301
Reimbursable costs from affiliates	6,211	13,479	14,540
Dealer manager fees	105	1,000	1,835
Other advisory revenue	99	706	522
	34,170	47,481	45,176
	210,754	221,528	225,247
Operating Expenses
Depreciation and amortization	64,040	62,849	62,802
General and administrative	17,236	17,529	15,733
Reimbursable tenant and affiliate costs	11,608	18,801	21,077
Property expenses, excluding reimbursable tenant costs	10,556	10,530	10,193
Subadvisor fees (a)	5,206	3,672	4,842
Stock-based compensation expense	4,635	3,104	4,356
Restructuring and other compensation (b)	1,356	7,718	—
Dealer manager fees and expenses	462	2,788	3,028
Other expenses (c)	65	1,000	—
Impairment charges	—	—	14,441
	115,164	127,991	136,472
Other Income and Expenses
Interest expense	(41,182)	(42,235)	(44,349)
Equity in earnings of equity method investments in the Managed Programs and real estate	16,318	15,728	16,803
Other income and (expenses)	(4,569)	(916)	5,101
	(29,433)	(27,423)	(22,445)
Income before income taxes and gain on sale of real estate	66,157	66,114	66,330
Provision for income taxes	(1,760)	(2,448)	(3,154)
Income before gain on sale of real estate	64,397	63,666	63,176
Gain on sale of real estate, net of tax	19,257	3,465	49,126
Net Income	83,654	67,131	112,302
Net income attributable to noncontrolling interests	(3,376)	(2,813)	(1,359)
Net Income Attributable to W. P. Carey	$80,278	$64,318	$110,943

Basic Earnings Per Share	$0.74	$0.60	$1.03
Diluted Earnings Per Share	$0.74	$0.59	$1.03
Weighted-Average Shares Outstanding
Basic	108,019,292	107,668,218	107,221,668
Diluted	108,143,694	107,783,204	107,468,029

Distributions Declared Per Share	$1.0050	$1.0000	$0.9850

W. P. Carey Inc. 9/30/2017 Earnings Release 8-K – 7

W. P. CAREY INC.
Year-to-Date Consolidated Statements of Income (Unaudited)
(in thousands, except share and per share amounts)

	Nine Months Ended September 30,
	2017	2016
Revenues
Owned Real Estate:
Lease revenues	$475,547	$506,358
Operating property revenues	23,652	23,696
Reimbursable tenant costs	15,940	19,237
Lease termination income and other (d)	4,234	34,603
	519,373	583,894
Investment Management:
Asset management revenue	53,271	45,596
Reimbursable costs from affiliates	45,390	46,372
Structuring revenue	27,981	30,990
Dealer manager fees	4,430	5,379
Other advisory revenue	896	522
	131,968	128,859
	651,341	712,753
Operating Expenses
Depreciation and amortization	189,319	213,835
Reimbursable tenant and affiliate costs	61,330	65,609
General and administrative	53,189	58,122
Property expenses, excluding reimbursable tenant costs	31,196	38,475
Stock-based compensation expense	14,649	14,964
Subadvisor fees (a)	11,598	10,010
Restructuring and other compensation (b)	9,074	11,925
Dealer manager fees and expenses	6,544	9,000
Other expenses (c) (e)	1,138	5,359
Impairment charges	—	49,870
	378,037	477,169
Other Income and Expenses
Interest expense	(125,374)	(139,496)
Equity in earnings of equity method investments in the Managed Programs and real estate	47,820	48,243
Other income and (expenses)	(4,969)	9,398
	(82,523)	(81,855)
Income before income taxes and gain on sale of real estate	190,781	153,729
(Provision for) benefit from income taxes	(2,903)	4,538
Income before gain on sale of real estate	187,878	158,267
Gain on sale of real estate, net of tax	22,732	68,070
Net Income	210,610	226,337
Net income attributable to noncontrolling interests	(8,530)	(6,294)
Net Income Attributable to W. P. Carey	$202,080	$220,043

Basic Earnings Per Share	$1.87	$2.06
Diluted Earnings Per Share	$1.87	$2.05
Weighted-Average Shares Outstanding
Basic	107,751,672	106,493,145
Diluted	107,947,490	106,853,174

Distributions Declared Per Share	$3.0000	$2.9392
__________

(a)
We earn investment management revenue from CWI 1 and CWI 2 in our role as their advisor. Pursuant to the terms of their subadvisory agreements, however, 20% of the fees we receive from CWI 1 and 25% of the fees we receive from CWI 2 are paid to their respective subadvisors. In connection with the acquisitions of multi-family properties on behalf of CPA®:18 – Global, we entered into agreements with third-party advisors for the day-to-day management of the properties for which we pay 100% of asset management fees paid to us by CPA®:18 – Global. Pursuant to the terms of the subadvisory agreement we had with the subadvisor in connection with CCIF (prior to our resignation as the advisor to CCIF in the third quarter of 2017), we paid a subadvisory fee equal to 50% of the asset management fees and organization and offering costs paid to us by CCIF.

(b)
Amounts for the three months ended September 30, 2017, three months ended June 30, 2017 and nine months ended September 30, 2017 represent restructuring expenses resulting from our exit from all non-traded retail fundraising activities, which we announced in June 2017. Amount for the nine months ended September 30, 2016 represents restructuring and other compensation-related expenses resulting from a reduction in headcount and employee severance arrangements, primarily in connection with the reduction in force that we completed in March 2016.

(c)	Amounts for the three months ended June 30, 2017 and nine months ended September 30, 2017 are primarily comprised of an accrual for estimated one-time legal settlement expenses.

(d)	Amount for the nine months ended September 30, 2016 includes $32.2 million of lease termination income related to a domestic property sold during that period.

(e)	Amount for the nine months ended September 30, 2016 reflects expenses related to our formal strategic review, which was completed in May 2016.

W. P. Carey Inc. 9/30/2017 Earnings Release 8-K – 8

W. P. CAREY INC.
Quarterly Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	September 30, 2017	June 30, 2017	September 30, 2016
Net income attributable to W. P. Carey	$80,278	$64,318	$110,943
Adjustments:
Depreciation and amortization of real property	62,621	61,636	61,396
Gain on sale of real estate, net	(19,257)	(3,465)	(49,126)
Impairment charges	—	—	14,441
Proportionate share of adjustments for noncontrolling interests to arrive at FFO	(2,692)	(2,562)	(3,254)
Proportionate share of adjustments to equity in net income of partially owned entities to arrive at FFO	866	833	1,354
Total adjustments	41,538	56,442	24,811
FFO Attributable to W. P. Carey (as defined by NAREIT) (a)	121,816	120,760	135,754
Adjustments:
Above- and below-market rent intangible lease amortization, net	12,459	12,323	12,564
Other amortization and non-cash items (b) (c)	6,208	6,693	(4,897)
Stock-based compensation	4,635	3,104	4,356
Straight-line and other rent adjustments	(3,212)	(2,965)	(5,116)
Amortization of deferred financing costs	2,184	2,542	1,007
Loss (gain) on extinguishment of debt	1,566	(2,443)	2,072
Restructuring and other compensation (d)	1,356	7,718	—
Tax benefit – deferred	(1,234)	(1,382)	(2,999)
Realized (gains) losses on foreign currency	(449)	(378)	1,559
Other expenses (e)	65	1,000	—
Proportionate share of adjustments to equity in net income of partially owned entities to arrive at AFFO	3,064	1,978	261
Proportionate share of adjustments for noncontrolling interests to arrive at AFFO	(216)	(513)	(90)
Total adjustments	26,426	27,677	8,717
AFFO Attributable to W. P. Carey (a)	$148,242	$148,437	$144,471

Summary
FFO attributable to W. P. Carey (as defined by NAREIT) (a)	$121,816	$120,760	$135,754
FFO attributable to W. P. Carey (as defined by NAREIT) per diluted share (a)	$1.13	$1.12	$1.26
AFFO attributable to W. P. Carey (a)	$148,242	$148,437	$144,471
AFFO attributable to W. P. Carey per diluted share (a)	$1.37	$1.38	$1.34
Diluted weighted-average shares outstanding	108,143,694	107,783,204	107,468,029

W. P. Carey Inc. 9/30/2017 Earnings Release 8-K – 9

W. P. CAREY INC.
Year-to-Date Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Nine Months Ended September 30,
	2017	2016
Net income attributable to W. P. Carey	$202,080	$220,043
Adjustments:
Depreciation and amortization of real property	185,439	209,449
Gain on sale of real estate, net	(22,732)	(68,070)
Impairment charges	—	49,870
Proportionate share of adjustments for noncontrolling interests to arrive at FFO	(7,795)	(8,541)
Proportionate share of adjustments to equity in net income of partially-owned entities to arrive at FFO	4,416	3,994
Total adjustments	159,328	186,702
FFO Attributable to W. P. Carey (as defined by NAREIT) (a)	361,408	406,745
Adjustments:
Above- and below-market rent intangible lease amortization, net (f)	37,273	23,851
Other amortization and non-cash items (b) (c)	14,995	(7,695)
Stock-based compensation	14,649	14,964
Straight-line and other rent adjustments (g)	(9,677)	(34,262)
Restructuring and other compensation (d)	9,074	11,925
Tax benefit – deferred	(8,167)	(22,522)
Amortization of deferred financing costs	6,126	2,271
Other expenses (e) (h)	1,138	5,359
Realized (gains) losses on foreign currency	(424)	2,569
Loss on extinguishment of debt	35	3,885
Allowance for credit losses	—	7,064
Proportionate share of adjustments to equity in net income of partially-owned entities to arrive at AFFO	5,592	741
Proportionate share of adjustments for noncontrolling interests to arrive at AFFO	(1,105)	1,278
Total adjustments	69,509	9,428
AFFO Attributable to W. P. Carey (a)	$430,917	$416,173

Summary
FFO attributable to W. P. Carey (as defined by NAREIT) (a)	$361,408	$406,745
FFO attributable to W. P. Carey (as defined by NAREIT) per diluted share (a)	$3.35	$3.81
AFFO attributable to W. P. Carey (a)	$430,917	$416,173
AFFO attributable to W. P. Carey per diluted share (a)	$3.99	$3.89
Diluted weighted-average shares outstanding	107,947,490	106,853,174
__________

(a)	FFO and AFFO are non-GAAP measures. See below for a description of FFO and AFFO.

(b)	Represents primarily unrealized gains and losses from foreign exchange and derivatives.

(c)	Amounts for the three and nine months ended September 30, 2016 include an adjustment of $0.6 million to exclude a portion of a gain recognized on the deconsolidation of an affiliate.

(d)
Amounts for the three months ended September 30, 2017, three months ended June 30, 2017 and nine months ended September 30, 2017 represent restructuring expenses resulting from our exit of all non-traded retail fundraising activities, which we announced in June 2017. Amount for the nine months ended September 30, 2016 represents restructuring and other compensation-related expenses resulting from a reduction in headcount and employee severance arrangements, primarily in connection with the reduction in force that we completed in March 2016.

(e)	Amounts for the three months ended June 30, 2017 and nine months ended September 30, 2017 are primarily comprised of an accrual for estimated one-time legal settlement expenses.

(f)
Amount for the nine months ended September 30, 2016 includes an adjustment of $15.6 million due to the acceleration of a below-market lease from a tenant of a domestic property that was sold during that period.

(g)
Amount for the nine months ended September 30, 2016 includes an adjustment to exclude $27.2 million of the $32.2 million of lease termination income recognized in connection with a domestic property that was sold during that period, as such amount was determined to be non-core income. Amount for the nine months ended September 30, 2016 also reflects an adjustment to include $1.8 million of lease termination income received in December 2015 that represented core income for the nine months ended September 30, 2016.

(h)	Amount for the nine months ended September 30, 2016 reflects expenses related to our formal strategic review, which was completed in May 2016.

W. P. Carey Inc. 9/30/2017 Earnings Release 8-K – 10

Non-GAAP Financial Disclosure

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc., or NAREIT, an industry trade group, has promulgated a non-GAAP measure known as FFO, which we believe to be an appropriate supplemental measure, when used in addition to and in conjunction with results presented in accordance with GAAP, to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental non-GAAP measure. FFO is not equivalent to nor a substitute for net income or loss as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property, impairment charges on real estate, and depreciation and amortization from real estate assets; and after adjustments for unconsolidated partnerships and jointly owned investments. Adjustments for unconsolidated partnerships and jointly owned investments are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s policy described above.

We modify the NAREIT computation of FFO to include other adjustments to GAAP net income to adjust for certain non-cash charges such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rents, stock compensation, gains or losses from extinguishment of debt and deconsolidation of subsidiaries, and unrealized foreign currency exchange gains and losses. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude non-core income and expenses such as certain lease termination income, restructuring and other compensation-related expenses resulting from a reduction in headcount and employee severance arrangements and other expenses (which includes expenses related to the formal strategic review that we completed in May 2016 and accruals for estimated one-time legal settlement expenses). We also exclude realized gains/losses on foreign exchange transactions (other than those realized on the settlement of foreign currency derivatives), which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income to arrive at AFFO as they are not the primary drivers in our decision making process and excluding these items provides investors a view of our portfolio performance over time and makes it more comparable to other REITs which are currently not engaged in acquisitions, mergers and restructuring which are not part of our normal business operations. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies, and determine executive compensation.

We believe that AFFO is a useful supplemental measure for investors to consider as we believe it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net earnings computed under GAAP or as alternatives to cash from operating activities computed under GAAP or as indicators of our ability to fund our cash needs.

W. P. Carey Inc. 9/30/2017 Earnings Release 8-K – 11